                                                                          EX. 99


                              CONSENT OF DIRECTOR


          I, Jack Christenson, hereby consent to act as a director of Flagstar Capital Corporation (the "Company"), effective upon consummation of the offering of the Company's preferred stock as set forth in the Prospectus contained in the Company's Registration Statement on Form S-11 (File No. 333-42933). I also consent to reference to the undersigned in the Prospectus under the Caption "Management."

                                 /s/ Jack Christenson          February 6, 1998
                                 --------------------          ----------------
                                 Jack Christenson                    Date

                                                                          EX. 99

                              CONSENT OF DIRECTOR


          I, Robert DeWitt, hereby consent to act as a director of Flagstar Capital Corporation (the "Company"), effective upon consummation of the offering of the Company's preferred stock as set forth in the Prospectus contained in the Company's Registration Statement on Form S-11 (File No. 333-42933). I also consent to reference to the undersigned in the Prospectus under the Caption "Management."

                                 /s/ Robert DeWitt           February 6, 1998
                                 -----------------           ----------------
                                 Robert DeWitt                     Date